UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

CO2 ENERGY TRANSITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42417	87-2950691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 Brittmoore Rd, Suite 190 Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791-6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOEM	The Nasdaq Stock Market LLC
Warrants	NOEMW	The Nasdaq Stock Market LLC
Rights	NOEMR	The Nasdaq Stock Market LLC
Units	NOEMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The disclosure set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the amendment to amended and restated Certificate of Incorporation is filed as Exhibit 3.1 hereto.

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On July 21, 2026, the Company held an Annual Meeting of Stockholders (the “Annual Meeting”). The record date for the stockholders entitled to notice of, and to vote at, the Annual Meeting was July 7, 2026. At the close of business on the record date, the Company had 9,585,750 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. Of the 9,585,750 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting, 8,429,002 shares (or 87.93%), constituting a quorum, were represented in person or by proxy at the Annual Meeting. At the Annual Meeting, four proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 7, 2026. Proposal 5 was not voted on at the Annual Meeting. The final voting results were as follows:

Proposal 1

The Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, to extend the date by which the Company has to consummate a business combination up to eleven (11) times, each such extension for an additional one (1) month period, from July 22, 2026 to June 22, 2027, provided that the Company deposits into the trust account established in connection with the Company’s initial public offering the sum of the lesser of (i) $50,000 and (ii) $0.03 per Public Share that remains outstanding for each one month extended based upon the voting results set forth below.

FOR	AGAINST	ABSTAIN
6,310,067	2,079,735	39,200

Proposal 2

The Company’s stockholders approved an amendment to the Company’s investment management trust agreement, dated as of November 20, 2024, by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination under the Trust Agreement from July 22, 2026 to June 22, 2027, based upon the voting results set forth below (with only Public Shares voting on this proposal).

FOR	AGAINST	ABSTAIN
3,714,879	2,079,735	32,200

Proposal 3

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified, based on the voting results set forth below.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Brady Rodgers	6,878,381	1,550,621	0
Charles E. Fox	6,878,381	1,550,621	0
William H. Flores	6,878,381	1,550,621	0
Marcella Burke	6,878,381	1,550,621	0
James Wang	6,878,381	1,550,621	0

Proposal 4

The Company’s stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ended December 31, 2026 based on the voting results set forth below.

FOR	AGAINST	ABSTAIN
6,588,380	1,801,422	39,200

Item 8.01 Other Events

In connection with the stockholders’ vote at the Annual Meeting 5,869,285 shares of common stock were tendered for redemption. As a result of the redemptions, an extension payment of $30,921.45 will be required for each monthly extension. The Company has extended through August 22, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation
10.1	Amendment to Investment Management Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2026

CO2 ENERGY TRANSITION CORP.

By:	/s/ Harold R. DeMoss III
Name:	Harold R. DeMoss III
Title:	Chief Financial Officer

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